EXHIBIT 32

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the following certifications are being made to accompany the Registrant’s annual report on Form 10-K for the fiscal year ended August 3, 2013.

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Neiman Marcus Group LTD Inc. (the Company) hereby certifies, to such officer’s knowledge, that:

(i)                                     the Annual Report on Form 10-K of the Company for the fiscal year ended August 3, 2013 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 25, 2013	/S/ KAREN W. KATZ
Karen W. Katz
President and Chief Executive Officer

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Neiman Marcus Group LTD Inc. (the Company) hereby certifies, to such officer’s knowledge, that:

(i)                                     the Annual Report on Form 10-K of the Company for the fiscal year ended August 3, 2013 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 25, 2013	/s/ JAMES E. SKINNER
James E. Skinner
Executive Vice President, Chief Operating Officer and
Chief Financial Officer